Exhibit 10.34

FIRST AMENDMENT TO EMPLOYMENT, NON-COMPETITION

AND PROPRIETARY RIGHTS AGREEMENT

This First Amendment (“Amendment”) dated as of June 30, 2009 amends that certain Employment, Non-Competition and Proprietary Agreement (the “Agreement”) effective as of the 16th day of September, 2008, by and between VITACOST.COM, INC., a Delaware corporation (the “Company”), and ROBERT HIRSCH (the “Employee”). Capitalized terms used herein and not otherwise defined shall have the same meaning as set forth in the Agreement.

RECITALS:

A. The Company has filed an S-1/A Registration Statement with the Securities & Exchange Commission in order to effect a public offering of certain shares of its Common Stock and is desirous of entering into this Amendment to adequately compensate him for his additional responsibilities as a result of the proposed public offering and the additional business activities that will be associated with the Company’s ongoing operations.

B. Employee is desirous of amending the Agreement and of continuing to perform services on behalf of the Company to the best of his abilities.

NOW, THEREFORE, in consideration of the foregoing and the agreements, covenants and conditions set forth herein, the Employee and the Company hereby agree as follows:

1. Vesting and Options. Article III of the Agreement is amended by adding the following Section 3.5 to the Article:

3.5 Vesting and Options. As of June 1, 2009, Employee holds the following options of the Company (collectively, the “Existing Options”) and had as of that date no other rights to any other options to purchase stock of the Company:

# Shares	Exercise Price	Expiration Date
100,000	$6.00	12/14/18

The Company has filed a registration statement and amendments thereto with the Securities & Exchange Commission for an initial public offering (“IPO”) of the common stock of the Company. Effective as of the time of the initial closing of the IPO, provided Employee’s employment with the Company has not previously been terminated (for any reason), Employee shall be granted an option to purchase an additional 25,000 shares of common stock of the Company, subject to adjustment after the date of this Amendment for any forward or reverse splits of the common stock of the Company (the “New Option”) for a term of 10 years, exercisable at the same price per share as the shares of common stock are sold in the IPO, fully vested, nonforfeitable and with a right to exercise the New Option at any time over its term; irrespective of whether Employee remains in the employ of the Company. Effective as of the time of the initial closing of the IPO, provided Employee has not previously voluntarily resigned from employment with the Company, Employee’s Existing Options shall be modified, to the extent necessary, so that they will all be fully vested as of the date of this Amendment, nonforfeitable and with a right to exercise the Existing Options at any time over their remaining terms, irrespective of whether Employee remains in the employ of the Company.

2. Miscellaneous.

(a) Notice. The address for notification to the Company with respect to this Agreement is hereby changed as follows:

To Company at:	Vitacost.com Inc. 5400 Broken Sound Blvd. NW – Suite 500 Boca Raton, Florida 33487
	Attention: Telephone: Facsimile: E-Mail:	Stewart Gitler 561-982-4180 561-752-8900 with a copy to 703-418-2768 sgitler@hwglaw.com

(b) Arbitration. The fifth sentence of Section 5.7 of the Agreement is amended and restated as follows:

“The arbitrator shall determine which party, if either, prevailed and shall award the prevailing party its or his costs and legal fees.”

(c) Survival. Section 5.12 of the Agreement is amended and restated in its entirety as follows:

5.12 Survival. The parties’ rights and obligations under this Agreement shall survive any termination of this Agreement.

(d) Section 409A Compliance. Article V of the Agreement is amended by adding the following Section 5.13 to the Article:

5.13 Section 409A Compliance. Notwithstanding anything in the Agreement to the contrary, if (i) all or any portion of any payment or payments to which Employee may be entitled under the terms of the Agreement (each, a “Payment”) constitutes a deferral of compensation subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”); (ii) the applicable Payment is payable (or deemed payable) in connection with a “separation from service” as defined in Section 409A(a)(2)(A)(i) of the Code and the regulations and other guidance issued thereunder; and (iii) Employee is a “specified employee” as defined in Section 409A(a)(2)(B)(i) of the Code and the regulations and other guidance issued thereunder, then the applicable Payment shall be made in a lump sum no earlier than the first day of the seventh month following the month in which Employee’s “separation from service” occurs and no later than 15 days thereafter.

3. Exhibit A. Exhibit A is amended and restated in its entirety as set forth below the signature block hereof.

COMPANY:		EMPLOYEE:

VITACOST.COM, INC.
Robert Hirsch

By:	/s/ Stewart Gitler	/s/ Robert Hirsch
	Stewart Gitler, Chairman of the Board	[Signature]

Address:
Address:

Employee Owned Inventions:

3

EXHIBIT A

1. Base Salary: $166,750 per annum.

2. Bonus matrix: Up to $36,250 per year paid quarterly based on personal and company metrics to include: 1) 50% based on meeting or beating projected EBITDA, 2) 25% based on being at or below budget on AX implementation combined with at or below under go live target/time line, and 3) 25% based on other key metrics to be determined.